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                                                                   EXHIBIT 10.12

                    Radian Group Inc. Savings Incentive Plan
                 Amended and Restated Effective January 1, 1997

                                 Amendment No. 1

     WHEREAS, the Radian Group Inc. (the "Company") maintains the Radian Group Inc. Savings Incentive Plan (the "Plan") amended and restated in its entirety effective January 1, 1997 for the benefit of its eligible employees and the eligible employees of the Participating Companies; and

     WHEREAS, the Company, pursuant to the provisions of Section 11.1 of the Plan, has the ability to amend the Plan by action of its Board of Directors; and

     WHEREAS, the Board of Directors previously directed, by Resolution taken on August 6, 2002, that the Plan be amended to include such mandatory changes which are required under the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA") as good, faith compliance with the requirements of EGTRRA that are effective for Plan Years beginning after December 31, 2001 and to make certain other changes to the Plan; and

     WHEREAS, the Company finds that it has become necessary and desirable to revise the Plan to reflect the changes to the terms of the Plan approved by the Board of Directors on August 6, 2002, and to reflect certain provisions required under IRS Rev. Rul. 2001-62, Rev. Rul. 2002-27 and Rev. Proc. 2002-29.

     NOW THEREFORE, the Plan is hereby amended in the following respects, effective as of January 1, 2002, unless otherwise indicated:

1.   Section 1.13(d) is amended to read as follows:

          (d) For each Plan Year or Limitation Year, as the case may be, Compensation for all purposes under the Plan shall not exceed $200,000, adjusted for cost-of-living increases in accordance with
          Section 401(a)(17)(B) of the Code.

2. Effective January 1, 1998, a new Section 1.13(e) is added to the Plan to read as follows:

          (e) For purposes of any definition of Compensation under this Plan that includes a reference to amounts under Code Section 125, amounts under Code Section 125 include any amounts not available to a Participant in cash in lieu of group health coverage because the Participant is unable to certify that he or she has other health coverage. An amount will be treated as an amount under Code Section 125 only if the Company does not request or collect information regarding the Participant's other health coverage as part of the enrollment process for the health plan.

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3.   Effective January 1, 2003, Section 3.1 (a) is amended to read as follows:

          (a) When a Participant files an election to have pre-tax Salary Reduction Contributions made on his behalf, he shall elect the percentage by which his Compensation shall be reduced on account of such pre-tax Salary Reduction Contributions. Subject to Sections 3.7 and 3.8, this percentage may be made in any whole increment from 1% to 25% of such Compensation.

4.   A new Section 3.1(d) is added to the Plan to read as follows:

          (d) Catch-up Contributions. Effective October 1, 2002, each Participant who is eligible to make Salary Reduction Contributions and who has attained age 50 before the close of a Plan Year shall be eligible to make Catch-up Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such Catch-up Contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 410(b), or 416 of the Code, as applicable, by reason of the making of such Catch-up Contributions.

5. Effective January 1, 2003, the second sentence of Section 3.5(a) is amended to read as follows:

          Such Matching Contribution shall be equal to the greater of (1) 25% of the Participant's Salary Reduction Contributions up to 6% of his Compensation (1.50% of Compensation), or (2) the amount determined by the Board of Directors, in its discretion, to make as a Matching Contribution as of the last day of the Plan Year.

6.   A new Section 3.7(k) is added to the Plan to read as follows:

          (k) The multiple use test described in Treasury Regulation Section 1.401(m)-2 and the Plan shall not apply for Plan Years beginning after December 31, 2001.

7.   Section 3.8(a) is amended to read as follows:

          (a) Notwithstanding anything in this Article to the contrary, in no event shall the sum of:

               (1) any Matching Contributions, Salary Reduction Contributions, Catch-Up Contributions and other employer contributions;

               (2)  any forfeitures, and

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               (3)  any employee contributions allocated for any Limitation Year to any Participant (prior to any distribution of such amounts pursuant to Section 3.1. or Section 3.7) under this and any other defined contribution plan maintained by the Participating Company or any 50% Affiliated Company, exceed the lesser of (a) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or (b) 100 percent of the Participant's Compensation, as defined in
                    Section 3.8(e), for such Plan Year. The Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

8.   Section 3.9(a) is amended to read as follows:

          (a) A Participant or an Eligible Employee (including an Employee who is not eligible to participate in this Plan because he has not satisfied the eligibility requirements of Section 2.1) may transfer, or have transferred directly to the Fund from any an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in Section 408(b) of the Code; an annuity plan described in Section 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; an eligible retirement plan under Section 457(b) of the Code; or a qualified trust described in Section 401(a) of the Code of a former employer, all or a portion of his interest in the distributing plan, except that:

               (1) the interest being transferred shall not include assets from any plan to the extent that the Plan Administrator determines that such interest would impose upon this Plan requirements as to form of distribution that would not otherwise apply hereunder; and

               (2) the interest being transferred shall not contain nondeductible contributions made to the distributing plan by the Participant or Eligible Employee unless the transfer to the Fund is directly from the funding agent of the distributing plan.

9.   A new Section 3.9(e) is added to the Plan to read as follows:

          (e) Any amounts contributed to the Plan pursuant to this Section 3.9 shall be excluded from the value of a Participant's Account for the purpose of determining whether such value is $5,000 or less pursuant to Sections 6.6(a), 6.11(a) and 6.11(b) of the Plan.

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10.  Section 6.12(a) is amended to read as follows:

          (a) Notwithstanding any provisions of the Plan to the contrary, a Participant, Spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, may elect pursuant to the procedures established by the Plan Administrator not less than 30 days prior to the date of the distribution to have all or a portion, if applicable, of an "eligible rollover distribution" within the meaning of Code Section 402(c)(4), paid directly to an individual retirement account described in Section 408(a) of the Code; an individual retirement annuity described in
          Section 408(b) of the Code; an annuity plan described in Section 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; an eligible retirement plan under Section 457(b) of the Code; or a qualified trust described in Section 401(a) of the Code that accepts such "eligible rollover distribution."

11.  Effective January 1, 2003, Section 7.2(d)(3) is amended to read as follows:

          (3) the Participant is not permitted to make Salary Reduction Contributions or elective contributions and employee contribution deferrals (other than mandatory contributions under a defined benefit plan) under any plan maintained by the Participating Company or any Affiliated Company for a period of six months commencing on the date of his receipt of the withdrawal; and

12.  Section 12.2(c) is amended to read as follows:

          (c) "Key Employee" means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the Determination Date was an officer of a Participating Company having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a 5-percent owner of a Participating Company, or a 1-percent owner of a Participating Company having annual compensation of more than $150.000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a Key Employee will be made in accordance with
          Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

13. Section 12.2(d) is amended by deleting clauses (C) from Sections 12.2(d)(1), 12.2(d)(2) and 12.2(d)(3), and by the addition of the following new Section 12.2(d)(4) to read as follows:

          (4) present value of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee

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          under the Plan and any plan aggregated with the plan under Section
          416(g)(2) of the Code during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "5-year period" for "1-year period." The accrued benefits and accounts of any individual who has riot performed services for any Participating Company during the 1year period ending on the Determination Date shall not be taken into account.

14. Effective January 1, 2003, the Plan is amended by the adoption of the Model Amendment under Rev. Proc. 2002-29, Minimum Distribution Requirements, to read as follows:

                                   ARTICLE XIV
                 Model Amendment under Revenue Procedure 2002-29
                        Minimum Distribution Requirements

          14.1 General Rules.

          (a) Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

          (b) Precedence. The requirements of this Article will take precedence over any inconsistent provisions of the Plan.

          (c) Requirements of Treasury Regulations Incorporated. All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Code Section 401(a)(9).

          14.2 Time and Manner of Distribution.

          (a) Required Beginning Date. The Participant's entire interest will be distributed to the Participant no later than the Participant's Required Beginning Date.

          (b) Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed no later than as follows:

               (1) If the Participant's Surviving Spouse is the Participant's sole Designated Beneficiary, then, distribution to the Surviving Spouse will be made by December 31 of the calendar year immediately following the calendar year in which the

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                    Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

               (2) If the Participant's Surviving Spouse is not the Participant's sole Designated Beneficiary, then distribution to the Designated Beneficiary will be made by December 31 of the calendar year immediately following the calendar year in which the Participant died.

               (3) If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

               (4) If the Participant's Surviving Spouse dies after the Participant but before distributions to the Surviving Spouse begin, this Section 14.2(b), other than Section 14.2(b)(1), will apply as if the Surviving Spouse were the Participant.

          For purposes of this Section 14.2(b), distributions are considered to be made on the Participant's Required Beginning Date.

          (c) Form of Distribution. The Participant's interest shall be distributed in a single sum on or before the Required Beginning Date.

          14.3 Definitions.

          (a) Designated Beneficiary. The individual or individuals designated as the Beneficiary under Section 1.8 of the Plan and the designated Beneficiary under Code Section 401(a)(9) and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

          (b) Required Beginning Date. The date specified in Section 1.36 of the Plan,

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15.  Effective January 1, 2003, Appendix A shall be revised as follows:

                                   SCHEDULE A
                            PARTICIPATING COMPANIES

     Radian Group Inc.
     RadianExpress.com Inc.
     Radian Guaranty Inc.
     Radian Insurance Inc.
     Radian Services L.L.C.
     Radian Reinsurance Inc.
     Singer Asset Finance Co.

     IN WITNESS WHEREOF, Radian Group Inc. has caused this Amendment No. 1 to be executed by its duly authorized party on this 12/30 day of December, 2002.

                                              Radian Group Inc.


                                              By:  /s/ Howard S. Yaruss
                                                   ----------------------------
                                              Its: Executive President
                                                   Secretary and General Counsel

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